Exhibit 99.1

SM ENERGY ANNOUNCES RESULTS ON 8 NEW HOWARD COUNTY WELLS
AND CERTAIN YEAR-END 2016 METRICS

DENVER, CO January 31, 2017 - SM Energy Company (NYSE: SM) announced today results on eight new wells located in Howard County in the Midland Basin, Texas. Highlights include:

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The Tackleberry 43-42 A 1WA, a 7,860’ lateral Wolfcamp A completion, produced a peak average 30-day initial production rate of 2,262 Boe/d, which is among the highest 30-day rates per lateral foot recorded in the Midland Basin

•	All eight wells are exceeding pre-completion estimates for productivity, including three Wolfcamp A wells along the southeastern flank of the Company’s RockStar acreage position
President and Chief Executive Officer Jay Ottoson comments: “We are very pleased to share the results of eight new wells on our acreage recently acquired from Rock Oil and QStar, all of which are demonstrating strong initial production rates. These eight wells include five wells drilled into the Wolfcamp A, two in the Lower Spraberry and one well in the Wolfcamp B, indicating the multi-pay potential of our acreage position. Results from the three wells drilled and completed on the southeast edge of our acreage position are an important confirmation of our geologic model in that area.
“Our objective is to be a premier operator of top tier assets, and we are in the process of high-grading our asset portfolio. During 2017, we expect that our capital program will focus on drilling and completing wells like those we are announcing today, resulting in accelerated high margin production growth on our retained assets. In addition, we will be working to improve completion techniques and further delineate our Midland Basin position to ensure that our future development plans are optimized.”
Please visit the Company’s homepage at www.sm-energy.com to access the RockStar Results January 31, 2017 slide deck, which provides additional detail and mapping. The Company will host a webcast and call today at 8:00 MT/10:00 ET to discuss this data. The webcast will be accessible from the homepage and the conference call at dial-in 877-303-1292 (315-625-3086 international) or for replay at 855-859-2056 (404-537-3406 international) with passcode 56327674.

CERTAIN YEAR-END 2016 METRICS
PRODUCTION AND PRICE REALIZATIONS

•	55.3 MMBoe full year 2016 production, in-line with expectations, including fourth quarter 2016 production of 13.4 MMBoe. Production for the fourth quarter and full year was 30% oil.

•	Midland Basin production increased nearly four-times, exit rate 2015 to exit rate 2016, as the Company focuses its development spending in this core area.

•	The fourth quarter average realized price per Boe (pre-hedge) of $25.86 was up 11% sequentially and up 29% year-over-year.
Fourth quarter of 2016 production was in-line with guidance, adjusted for the completion of a number of transactions that closed during the quarter, including the Rock Oil and QStar acquisitions in the Midland Basin and the completed sale of assets in the Williston Basin.
The Company enters 2017 focused on its top-tier oil assets in the Midland Basin and top-tier natural gas and NGL assets in the operated Eagle Ford, with the sale of the Company’s third-party operated Eagle Ford assets expected to close in the first quarter of 2017 and the sale of the Company’s remaining Williston Basin assets expected around mid-year 2017. The Company starts 2017 with production from core assets (excluding the Williston Basin and third-party operated Eagle Ford assets) of approximately 100 MBoe/d, which will serve as the basis for growth and development plans going forward.
Fourth quarter and full year production were:

PRODUCTION - MMBoe
	Fourth Quarter 2016	Full Year 2016
Oil (MMBbls)	4.0	16.6
Natural gas (Bcf)	35.2	146.9
NGLs (MMBbls)	3.5	14.2
MMBoe	13.4	55.3

•	Production includes production from assets sold (through the closing date) or pending sale
Pro forma for asset sales, including the third-party operated Eagle Ford asset sale expected to close this quarter, exit rate production was 111,700 Boe per day and was 26% oil.

PRO FORMA PRODUCTION - DAILY
	Exit Rate 2016	Full Year 2016
Midland Basin	16,500/d	9,500/d
Eagle Ford - operated	82,100/d	85,500/d
Divide County & Powder River	13,100/d	13,400/d
Pro Forma Boe	111,700/d	108,400/d

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Subsequent to quarter-end, the Company announced its intention to sell its Divide County assets with an expected close date around mid-year 2017 and exit rate production for 2016 of approximately 11 MBoe/d

•	Exit rate production refers to December 2016

•	Eagle Ford - operated includes nominal other production from the area

REALIZED COMMODITY PRICES
	Fourth Quarter 2016	Full Year 2016
	$Pre/Post Hedge	$Pre/Post Hedge
Oil (per Bbl)	$43.58/$48.96	$36.85/$51.49
Natural gas (per Mcf)	$2.86/$3.21	$2.30/$2.94
NGLs (per Bbl)	$20.02/$16.92	$16.16/$15.56
Per Boe	$25.86/$27.59	$21.32/$27.28
COMMODITY DERIVATIVE CONTRACTS
As of January 30, 2017, the Company had the following commodity hedge positions in place for settlement in 2017:

	OIL SWAPS	OIL COLLARS	NATURAL GAS SWAPS	NGL SWAPS
	Volume/Average Price	Volume/Avg. Ceiling - Floor	Volume/Average Price	Volume/Average Price
Period	(MBbls/$Bbl)	(MBbls/$Bbl)	(BBtu/$MMBtu)	(MBbls/$Bbl)

1Q17	1,574/$46.41	704/$54.17 - $45.00	29,420/$3.76	1,911/$19.12

2Q17	1,445/$46.44	636/$54.10 - $45.00	26,205/$3.98	1,762/$19.18

3Q17	1,340/$46.66	583/$54.05 - $45.00	23,657/$4.01	1,640/$19.26

4Q17	1,253/$46.35	540/$54.01 - $45.00	22,001/$3.98	1,539/$19.22

•	Includes derivatives contracts for settlement anytime during the current quarter and later periods through 2017

•	Prices are weighted averages; natural gas prices reflect the weighted average of regional contract positions

•	NGL positions are butanes, propane, gasoline, and ethane

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This table excludes commodity hedge positions the Company entered into and will novate at closing to Venado EF LLC in connection with the pending sale of the Company’s third party-operated position in the Eagle Ford

DEBT AND LIQUIDITY
The Company ended 2016 with long-term debt of $2.98 billion, consisting of the principal balance of its outstanding senior notes, with no outstanding balance on its revolving credit facility.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, timing of pending asset sales. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY CONTACT - INVESTORS:
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507